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                                                                        ANNEX II
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                             MYKROLIS CORPORATION
                    SUMMARY OF COMMON STOCK PURCHASE RIGHTS

     On November 29, 2001, Mykrolis Corporation (the "Company") declared a dividend distribution of one common stock purchase right (a "Right"; collectively, the "Rights") for every outstanding share of Common Stock, $.01 par value (the "Common Stock"), of the Company. The distribution was payable to the shareholders of record as of the close of business on December 31, 2001 (the "Dividend Record Date"). This Summary describes the Rights. The description and terms of the Rights are set forth in a Common Stock Rights Agreement between the Company and Equiserve Trust Company, N.A., as Rights Agent (the "Rights Agent") dated as of November 29, 2001 (as may be amended and/or restated from time to time, the "Rights Agreement").

     The Rights Agreement contemplates the issuance of one Right for every share of Common Stock issued between the Dividend Record Date and the Distribution Date (as that term is defined below). The Rights Agreement also contemplates the issuance of one Right for each share of Common Stock which is reserved for issuance as of the Distribution Date (e.g., shares reserved under employee benefit plans) and which is issued on or after the Distribution Date and prior to the occurrence of a Common Stock Event (as that term is defined below). Each Right entitles the registered holder to purchase from the Company one share of Common Stock at a price of $130.00 per share (the "Purchase Price"), subject to adjustment.

     Initially, the Rights will attach to all outstanding shares of Common Stock, and no separate Right Certificates will be issued. The Rights will separate from the Common Stock upon the earlier to occur of (i) the date which is the 10th business day following a public announcement that a person or affiliates or associates of such person (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership (determined as provided in the Rights Agreement) of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) the 10th business day following the commencement or announcement of an intention to make a tender offer or exchange offer which would result in any person or its affiliates and associates owning 15% or more of the outstanding Common Stock (the earlier of such dates being called the "Distribution Date"). Until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Dividend Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any of the Company's Common Stock certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, if any, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

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     Upon the occurrence of certain events described in the Rights Agreement (a
"Common Stock Event"), any Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or its affiliates, associates or transferees) shall immediately become null and void.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on March 26, 2011 (the "Expiration Date"), or the earlier redemption of the Rights.

     If, at any time after the Declaration Date, any person or group of affiliated or associated persons (other than the Company and its affiliates) shall become an Acquiring Person, each holder of a Right will have the right to receive shares of the Company's Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value equal to two times the exercise price of the Right. Thus, if the exercise price is $130.00, the holder of each Right would be entitled to receive $260.00 in market value of the Company's Common Stock for a payment of $130.00. Also, in the event that the Company were acquired in a merger or other business combination, or that more than 25% of its assets or earning power were sold, each holder of a Right would have the right to exercise such Right and thereby receive common stock of the acquiring company with a market value equal to two times the exercise price of the Right. For example, if the exercise price is $130.00, the holder of each Right would be entitled to receive $260.00 in market value of the acquiring company's common shares for a payment of $130.00.

     The Company, by a vote of two-thirds of the Directors (as defined below) may, at its option, at any time after any Person becomes an Acquiring Person (or certain other events occur), exchange all or part of the then outstanding and exercisable Rights (which excludes Rights beneficially owned by an Acquiring Person or its affiliates, associates or transferees) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date of declaration of the Rights (such exchange ratio being hereinafter referred to as the "Exchange Ratio"). The Company, however, may not effect an exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates of such Person, becomes the Beneficial Owner of 50% or more of the Common Stock then outstanding. Immediately upon the action of the Company ordering the exchange of any Rights and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights will be to receive that number of shares of Common Stock equal to the number of such Rights held by the holder multiplied by the Exchange Ratio.

     The term "Director" is defined in the Rights Agreement as any member of the Board of Directors of the Company.

     The exercise price of the Rights, and the number of shares of the Common Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from

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time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for shares of the Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of the earnings or retained earnings of the Company and dividends payable in shares of Common Stock) or of subscription rights or warrants (other than those referred to above).

     In the event that, at any time following the Stock Acquisition Date, the Company were acquired in a merger or other business combination (other than a merger described in the following sentence) or 25% or more of its assets or earning power were sold, proper provision shall be made so that, except as described in the last sentence of this paragraph, each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company (or, in the event of a transfer of assets or earning power involving more than one acquiring company, the acquiring company receiving the greatest portion of the assets or earning power transferred) which at the time of such transaction would have a market value equal to two times the exercise price of the Right. In the event that, at any time following the Distribution Date, (i) the Company were the surviving corporation in a merger with an Acquiring Person and its Common Stock were not changed or exchanged, (ii) an Acquiring Person engages in one of the self-dealing transactions specified in the Rights Agreement or (iii) during such time as there is an Acquiring Person,
(A) an event occurs which results in such Acquiring Person's proportionate ownership interest being increased by more than 1% or (B) there shall be a reduction in the annual rate of dividends paid on the shares of Common Stock (except as approved by a majority of the Directors), proper provision shall be made so that, except as described in the following sentence, each holder of a Right will thereafter have the right to receive upon exercise that number of shares of the Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a market value of two times the exercise price of the Right. In the circumstances described in the Rights Agreement, if the Company would be prohibited under its charter from issuing Common Stock or other securities to certain holders of the Rights upon exercise thereof, among other things, such Rights may be sold by the Company for the account of such holder, and the net proceeds of such sale delivered to such holder.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares of any securities will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of such securities on the last trading date prior to the date of exercise.

     At any time prior to the Expiration Date, the Company, by a two-thirds vote of the Directors, may redeem the Rights at a redemption price of $.01 (the "Redemption Price"), as described in the Rights Agreement. Immediately upon the action of the Directors of the

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Company electing to redeem the Rights, the Company shall make a public announcement thereof, and upon such election, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, any right to vote or to receive dividends.

     Neither the distribution of the Rights nor the subsequent separation of the Rights on the Distribution Date will be a taxable event for the Company or its stockholders. Holders of Rights may, depending upon the circumstances, recognize taxable income upon the occurrence of a Common Stock Event. In addition, holders of Rights may have taxable income as a result of (i) an exchange by the Company of shares of Common Stock for Rights as described above or (ii) certain anti-dilution adjustments made to the terms of the Rights after the Distribution Date. A redemption of the Rights would be a taxable event to holders.

     The Rights Agreement may be amended by the Company, by a two-thirds vote of the Directors, at any time prior to the Distribution Date without the approval of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Company, by a two-thirds vote of the Directors, without the approval of the holders of the Rights in order to cure any ambiguity, to correct or supplement any defective or inconsistent provisions, to change any time period for redemption or any other time period under the Rights Agreement or to make any other changes that do not adversely affect the interests of the holders of the Rights (other than any Acquiring Person or its affiliates, associates or transferees).

     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as an Exhibit to Form 8- A. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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